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                                                          Exhibit(10)(LX).01


                     VIRAGEN--ARC BUFFYCOAT SUPPLY AGREEMENT

     This Agreement ("Agreement"), made and entered into as August 12, 1998, (the "Effective Date") by and between the American National Red Cross, a charitable and not-for-profit corporation with principal offices in Falls Church, Virginia 22042 ("ARC"), Viragen, Inc., a Delaware corporation with principal place of business in Plantation, Florida ("Company"), Viragen U.S.A., Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, also located in Plantation, Florida ("VUSA").

     WHEREAS, ARC's mission is to provide a safe, reliable, and cost effective supply of blood and blood services;

     WHEREAS, ARC is the pre-eminent provider of blood and blood services in the United States, serving more than 3,000 hospitals through the generous donations of some 22,000 people daily;

     WHEREAS, ARC, as a by-product of its blood collection activities, collects Buffycoats;

     WHEREAS, ARC desires to become a supplier to VUSA of Buffycoats (as that term is hereinafter defined).

     WHEREAS, VUSA desires to become a buyer of Buffycoats from ARC.

     WHEREAS, VUSA wishes to purchase from ARC, and ARC wishes to sell to VUSA, Buffycoats to be used by VUSA in the manufacture, testing, distribution and sale of VUSA Buffycoat derived products, including human leukocyte-derived alpha interferon ("Natural Alpha Interferon");

     WHEREAS, ARC and VUSA have previously entered into a Confidentiality Agreement executed and dated January 24, 1996, a Letter of Intent executed and dated June 5, 1996, and a Heads of Agreement dated July 2, 1997, all of which are superseded by, and merged into, this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, VUSA and ARC agree as follows:

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

"AFFILIATE" of any person shall mean any other person which controls, is controlled by, or is under common control with such specified person, where "control," including the terms "controlling" and "controlled," means the power to direct the management and policies of a person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract, or otherwise.

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"AVAILABLE SUPPLY" shall mean for each calendar quarter the number of Buffycoats produced by ARC and available for sale to VUSA.

"BUFFYCOATS" "BUFFYCOAT" shall mean individual shipping units of packaged source human leukocytes produced by ARC from whole blood unit collections.

"BUFFYCOAT PURCHASE ORDER" shall mean VUSA's firm order for the purchase and delivery of a specific quantity of Buffycoats meeting the Specifications to be delivered by ARC during a calendar quarter of the Term in accordance with the delivery schedule accompanying such purchase order and this Agreement.

"CONFIDENTIAL INFORMATION" shall--

         (A) With respect to the Company and VUSA include the Specifications, trade secrets, private or secret processes, methods, information, scientific and technical formulas and ideas, as they exist from time to time, lists concerning VUSA's and the Company (or any of the Company's or VUSA's Affiliates) products, services, business records and plans, inventions, product design, product specifications, information, proprietary equipment, price structure, discounts, costs, computer programs and listings, source codes and/or object codes, copyrights, patent rights, moral rights, design rights, trademarks, proprietary information, formulae, protocols, standard operating procedures, forms, written, graphic or printed documents, materials and documentation, in original or duplicate form, procedures, training methods, technical information, databases, clinical data, algorithms, marketing activities and procedures, method for operating of VUSA's and the Company's business, credit and financial data concerning VUSA and the Company (or any of the Company's or VUSA's Affiliates), and it shall also include information which is mental, not physical.

         (B) With respect to ARC include, trade secrets, private or secret processes, methods, information, scientific and technical formulas and ideas, as they exist from time to time, business records and plans, inventions, product design, product specifications, information, proprietary equipment, price structure, discounts, costs, computer programs and listings, source codes and/or object codes, copyrights, patent rights, moral rights, design rights, trademarks, proprietary information, formulae, protocols, standard operating procedures, forms, written, graphic or printed documents, materials and documentation, in original or duplicate form, procedures, training methods, technical information, databases, clinical data, algorithms, marketing activities and procedures, method for operating of ARC's business, credit and financial data concerning ARC, the terms and conditions of this Agreement, and it shall also include information which is mental, not physical.

         (C) "Confidential Information" under (a) and (b) above shall include all information which is provided by (or on behalf of) a party to the other parties hereunder (through written, electronic, visual, oral or other means) and (i) is of a type of information indicated or marked as confidential (or similar legend), or (ii) which the disclosing party otherwise informs the receiving party is confidential (or similar status), or (iii) is

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         disclosed under circumstance that the receiving party should reasonably know to be a confidential disclosure, or (iv) is developed through use of or access to a party's Confidential Information. Confidential Information shall not include any information which the recipient can clearly and convincingly demonstrate: (a) was known to the recipient before receipt under this (and any prior) Agreements, as evidenced by recipient's written records, (b) is or becomes available to the receiving party on a non-confidential basis from a source which, to the receiving party's knowledge and reasonable belief, is not prohibited from disclosing such information to the receiving party by a legal, contractual, or fiduciary obligation to the other party, or (c) is or becomes readily, generally and publicly available other than as a result of a disclosure by the receiving party or its representatives or employees.

"REGISTRATION RIGHTS AGREEMENT" shall mean the agreement between ARC and the Company attached to and incorporated into this Agreement as Exhibit 4b.

"SECTIONS," "SCHEDULES" & "EXHIBITS" All references herein to Sections, Schedules or Exhibits shall mean Sections of and Schedules and Exhibits to this Agreement unless otherwise specified.

"SPECIFICATIONS" shall mean the specifications for the Buffycoats developed and owned by VUSA provided under this Agreement and set forth in Exhibit 1, as amended by the parties from time to time upon approval by ARC and VUSA. The Specifications for any shipment of Buffycoats shall be those Specifications in effect at the time such shipment is ordered, unless ARC and VUSA specifically agree otherwise in writing.

"SUPPLY PERIOD" shall mean each of the successive two (2) year periods, beginning with the Effective Date, during which the volume discount price schedule and rebate program for the two year period is established as set forth in Exhibit 2 and this Agreement.

"TERM" shall mean the period from the Effective Date hereof to the fifteenth anniversary of such date, or such earlier date on which this Agreement may be terminated pursuant to Section 6, or such later date covered by any extensions or renewals to this Agreement.

"WARRANT AGREEMENT" shall mean the agreement between ARC and the Company, titled "Warrant for Purchase of Shares of Common Stock" attached to and incorporated into this Agreement as Exhibit 4a.

                                      TERMS

     1. PURCHASE AND SALE OF BUFFYCOATS

     1.1 ARC USAGE OF VUSA'S BUFFYCOAT SPECIFICATIONS. ARC agrees to supply Buffycoats to VUSA in accordance with the Buffycoat Specifications as set forth in Exhibit 1.

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ARC shall use VUSA's Buffycoat Specifications during the Term of this
Agreement for the sole purpose of supplying Buffycoats to VUSA and/or its designated Affiliates or designees.

                  (a) VUSA'S PURCHASE OF ARC BUFFYCOATS. The price per Buffycoat for such purchases shall be based on the volume discount price schedule and rebate program for the Supply Period, as provided in Exhibit 2. The re-negotiation of the volume discount price schedule and rebate program shall commence six (6) months prior to the expiration of each Supply Period.

                   (b) FORECASTS. Thirty (30) days prior the beginning of each calendar quarter of the Term, VUSA shall provide ARC with a forecast of its requirements for Buffycoats needed from ARC for manufacture into Buffycoat derived products for the immediately following and next subsequent calendar quarters. Thirty (30) days prior the beginning of each calendar quarter of the Term, ARC shall provide VUSA with a forecast of its Available Supply for the immediately following and next subsequent calendar quarters. Such forecasting by ARC and VUSA shall commence with the Effective Date and continue through the Term. Thirty
         (30) days prior to the beginning of each calendar quarter (beginning with the second calendar quarter of the Term), VUSA at its sole option and discretion may submit a Buffycoat Purchase Order to ARC for such calendar quarter. ARC, in its sole discretion, may accept such Buffycoat Purchase Order. VUSA shall be obligated to assume title to and take possession of all Buffycoats ordered by VUSA under a Buffycoat Purchase Order accepted by ARC and produced and delivered by ARC that conform with the Specifications and delivered and accepted in accordance with Section 2.

     1.2 PAYMENTS. VUSA shall be obligated to pay ARC for Buffycoats ordered and accepted by VUSA that conform with the Specifications in accordance with payment requirements and volume discount price schedule and rebate program set forth herein and in Exhibit 2.

                  (a) FORM OF PAYMENTS. ARC may, at its option, request in writing 15 days prior to any invoice due date, payment for Buffycoats supplied to VUSA in shares of the Company's common stock instead of cash. If ARC elects to receive payment in shares of Company's common stock, the formula for the determination of the number of shares of the Company's common stock to be issued shall be calculated by dividing the amount of monies due ARC by the product of (i) 100% minus the discount percentage set forth in Exhibit 3 hereto, and (ii) the average closing price of the Company's shares for the five (5) trading days prior to the payment due date. ARC shall have registration rights with respect to shares received in lieu of cash payments hereunder, as defined in the Registration Rights Agreement attached hereto as Exhibit 4b and made a part hereof.

                  (b) RIGHT TO PURCHASE. The Company or any of its Affiliates or designees shall have the first right to purchase any or all shares of common stock of the Company then owned by ARC, or ARC's Affiliates, at fair market value, in the event

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         of any early termination or non-renewal of this Agreement.
         Notwithstanding the foregoing, no certificates for shares of common stock issued to ARC shall contain a legend or other reference to this Right of Purchase, and nothing shall prohibit ARC from selling or otherwise disposing of shares of common stock pursuant to the Warrants Agreement and Registration Rights Agreement prior to the receipt of any notice of the Right of Purchase hereunder.

                  (c) REBATES. ARC shall promptly pay VUSA a Rebate in the amount and on the terms specified in Exhibit 2.

     1.3 WARRANTS & REGISTRATION RIGHTS. Upon execution hereof, ARC shall receive from the Company a warrant (the "Warrant") to purchase shares of its Common Stock as specified in the Warrant Agreement attached as Exhibit 4a and made a part hereof. ARC shall be entitled to certain registration rights from the Company with respect to the shares underlying the Warrant and shares that may be received by ARC in lieu of cash from Buffycoat purchases made by VUSA. Such registration rights are specified in the Registration Rights Agreement attached as Exhibit 4b and made a part hereof.

     1.4 RECALL OF BUFFYCOATS. In the event of a recall of Buffycoats initiated by ARC, VUSA agrees to cooperate fully with ARC in retrieving any affected Buffycoats. In the event of a recall arising from any breach by ARC of this Agreement, ARC shall refund to VUSA all amounts paid by or on behalf of VUSA (including any amount paid in the form of Company Stock), and reimburse VUSA for all reasonable costs directly incurred in connection with the recall of the Buffycoats and products made from Buffycoats that are subject to such recall.

     2. DELIVERY OF BUFFYCOATS

     2.1 SHIPMENT AND ACCEPTANCE OF BUFFYCOATS. Buffycoats shall be shipped at VUSA's expense from an ARC Blood Services Region (a "Region") to the facility designated by VUSA (a "VUSA Facility") in such manner as VUSA and ARC shall agree upon, and in accordance with the Specifications, Exhibit 2, and the delivery schedule provided with the ARC accepted Buffycoat Purchase Order for such Buffycoats. Title to Buffycoats shall be transferred to and vest in VUSA at the time VUSA accepts the Buffycoats.

                  (a) VUSA shall not be required to accept Buffycoats shipped by ARC unless each shipment is accompanied, preceded or promptly followed by a certificate of all test results for such shipment and certification that the shipment of Buffycoats conforms with its Specifications, including the date, time and location where such Buffycoat material was drawn from a blood donor. Any Buffycoats not accepted or that are rejected, or for which the acceptance is revoked, by VUSA shall be destroyed by VUSA in accordance with all applicable laws and ARC requirements and Standard Operating Procedures or, if so requested by ARC, returned to ARC at ARC's expense and instruction. ARC shall ensure that VUSA is immediately notified of any information regarding a shipment of Buffycoats that would reasonably suggest that it does not conform with Specifications or otherwise should not be used for the manufacture of parenteral use drug products (including any adverse observations by

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         FDA or other health inspectors of establishments or locations involved in the manufacture of Buffycoats), in which case (and in the case of any lots not accepted, or that are rejected or for which the acceptance is revoked) such lots shall be deemed rejected and amounts paid (including any amounts paid in the form of Company common stock) shall be promptly refunded to VUSA or credited to VUSA's account as designated by VUSA. VUSA, at ARC's instruction, and sole expense and risk, will return the Buffycoat packing boxes to ARC by ARC's designated carrier.

                  (b) VUSA may from time to time test or have tested, for its own benefit, of the Buffycoat shipments and materials made therefrom. Any shipment determined to not conform with Specifications, because of latent defect or otherwise, shall be deemed rejected and amounts paid (including any amounts paid in the form of Company stock) shall be promptly refunded or credited to VUSA's account as designated by VUSA.

                  (c) ARC shall permit and cooperate with representatives of VUSA, the FDA and other foreign and domestic regulatory authorities, to audit or inspect its facilities, equipment and documents, and interview its personnel as may be needed to assure ARC's compliance with this Agreement and all applicable laws and regulations pertaining to its operations.

     2.2 TIMING OF SHIPMENTS OF BUFFYCOATS. Subject to the delivery schedule provided with Buffycoat Purchase Order, VUSA and ARC shall cooperate to ensure that the Buffycoats to be purchased by VUSA from ARC are shipped in an orderly manner so as to allow VUSA to utilize them efficiently in the manufacture of its products. Without limiting the generality of the foregoing ARC shall not ship Buffycoats to be received by VUSA on any day if VUSA gives ARC written notice (a "No Ship Notice") that the VUSA Facility will not be operating on any day or days, ARC shall not ship any Buffycoats to be received by VUSA on such day or days provided that the No Ship Notice is faxed by VUSA to each Region then shipping Buffycoats to VUSA not later than noon of the day preceding the day such Buffycoats are collected. ARC shall furnish to VUSA from time to time the fax numbers of the Regions then shipping Buffycoats to VUSA. ARC shall notify VUSA as soon as feasible of any event that has a material affect on ARC's ability to deliver Buffycoats in full accordance with the Buffycoat Purchase Order.

     3. CONFIDENTIAL INFORMATION

     3.1 USE. All Confidential Information of a party hereto shall be used by the other party only during the Term and solely for the purpose of performing its obligations hereunder. ARC shall use VUSA's Buffycoat Specifications during the Term as defined herein for the sole purpose of supplying Buffycoats to VUSA and/or its designated Affiliates or designees. VUSA acknowledges that ARC may from time to time manufacture Buffycoats in accordance with specifications, that which may be similar, or substantially the same as the Specifications herein, and agrees that such manufacture shall not be a breach of confidentiality provisions hereunder.

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     3.2 CONFIDENTIAL TREATMENT. Each party agrees that it will keep confidential the other party's Confidential Information and shall not, without the prior written consent of the other party, disclose or permit the disclosure by it or by its representatives or employees of such Confidential Information, in any manner whatsoever, in whole or in part, except as specifically contemplated by this Agreement, and that such party will only reveal the other party's Confidential Information to such representatives and employees of the receiving party who need to know the Confidential Information for the purpose of performing the obligations of the receiving party hereunder and that such representatives and employees will be informed by the receiving party of and agree with the receiving party to maintain the confidential nature of the Confidential Information.

     3.3 REQUIRED DISCLOSURE. Each party agrees that, if such party becomes legally compelled to disclose any of the other party's Confidential Information, it will provide such other party with prompt notice so that such other party may seek a protective order or other appropriate remedy. If such protective order or other remedy is not timely obtained, or such other party waives compliance with the provisions of this Section 3, the party compelled to make such disclosure shall only furnish that portion of the Confidential Information which, on the advice of counsel, it reasonably determines it is legally required to furnish and will use its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information.

     3.4 RETURN ON TERMINATION & NOTIFICATION OF MISAPPROPRIATION. Upon termination of this Agreement, each party shall use its commercially reasonable efforts to return to the other party all Confidential Information acquired by it from such other party and all copies thereof. Each party agrees that it shall immediately notify the other party of any unauthorized disclosure or use of the other parties' Confidential Information in its possession, and shall take and assist such other party in taking all lawful means, including bringing and diligently prosecuting civil and criminal complaints, to abate such unauthorized use or disclosure.

     3.5 INJUNCTIVE RELIEF. Each party hereto acknowledges and agrees that any breach by such party of the provisions of this Section 3 would cause immediate and irreparable harm to the other party, and that the resulting damages and injuries to such other party would be incalculable and irremediable in terms of monetary damages. Accordingly, the parties agree that, in the event of such breach, the other party shall be entitled to injunctive relief and specific performance of the covenants contained herein, without the obligation of posting bond, in addition to any other remedy to which it may be entitled in law or equity. The parties obtaining such injunction or equitable relief shall be entitled to award of the cost of reasonable fees and expense of attorneys and other experts necessary in enforcing this Agreement.

     4. FORCE MAJEURE

     Neither party shall be liable for any loss, damage, delay, or failure to perform hereunder resulting from causes beyond its control, including, but not limited to, fire, flood,

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earthquake, war, embargo, strikes, lockouts, labor troubles, accident, explosion, riot, insurrection, governmental laws or regulations, taking of its property by governmental authority, quarantine by governmental authority, breakdown of equipment, or shortages of materials or labor or supplies of any kind (other than shortages resulting from a party's failure to order or take reasonable steps to procure such materials, labor, or supplies); provided, that no Force Majeure shall apply to any event that arose from the negligent or wrongful acts of a party, including breach of this Agreement. If either party becomes aware of any event described in this Section 4 that could reasonably be expected to affect such party's performance of its obligations hereunder, it shall promptly give notice thereof to the other parties.


     5. REPRESENTATIONS AND COVENANTS

     5.1 REPRESENTATIONS BY ARC. ARC represents and warrants as follows:

                  (a) ARC is a charitable and not-for-profit corporation chartered by Congress, duly organized and validly existing, with all requisite corporate power and authority to carry on the business in which it is engaged and to enter into and perform its obligations under this Agreement.

                  (b) All necessary corporate proceedings of ARC have been duly taken to authorize the execution, delivery, and performance of this Agreement by ARC. This Agreement has been duly authorized, executed, and delivered by ARC, constitutes the legal, valid, and binding obligation of ARC, and is enforceable as to it in accordance with its terms.

                  (c) No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority is required by ARC for its execution, delivery, and performance of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which ARC is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, or conflict with any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on ARC or to which it or any of its businesses, properties, or assets are subject or any authorizing statute or corporate bylaws of ARC. No acts taken by or on behalf of ARC in connection with its manufacture and supply of Buffycoats or this Agreement shall infringe or misappropriate any license or any patent, trade secret, copyright or other intellectual property rights.

                  (d) ARC will ensure the compliance with all applicable laws, rules, regulations, and recommendations of the United States Food and Drug Administration (including any debarment or other restrictions under the Generic Drug Enforcement Act or other provision of law, regulation or lawful judicial or administrative order), Environmental

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         Protection Agency, Occupational Safety and Health Administration, and
         any other federal, state, or local regulatory agency ("Agencies") having jurisdiction over biomedical operations or the manufacturing of the Buffycoats, and that the Buffycoats shall conform with the Specifications and any certification of test results provided under 2.1(a), and shall maintain in good and valid effect all permits, licenses and other approvals necessary for it to lawfully perform its obligations hereunder, and shall ensure the use of professional and prudent care in the manufacture and supply of the Buffycoats; provided, that violations of such laws, rules, regulations, and recommendations shall not be deemed a breach of this warranty or cause for termination by VUSA or the Company unless (i) such violations might materially effect either the supply of Buffycoats under this Agreement or VUSA's liability for acceptance and use of such Buffycoats, and (ii) such violations are not promptly remedied by ARC in a time and manner reasonably satisfactory to VUSA.

                  (e) ARC further warrants that it is (i) is acquiring the Common Stock and the Warrant contemplated hereby for the purpose of investment and not with a view toward any distribution thereof in violation of the Securities Act, (ii) has had the opportunity to ask questions of the officers and directors of, and has had access to information concerning, the issuer and the terms of such Common Stock and the Warrant, (iii) is an "accredited investor" as defined in Rule 501(a) under the Securities Act, (iv) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in such Common Stock and the Warrant, (v) has so evaluated the merits and risks of such investment, (vi) is able to bear the economic risk of such investment and (vii) is able to afford complete loss of such investment. ARC will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of all or any part of such Common Stock or the Warrant (or solicit any offers to buy, purchase, or otherwise acquire any of the foregoing), absent registration or an exemption from registration under the Securities Act.

     5.2 REPRESENTATIONS AND COVENANTS BY VUSA AND THE COMPANY.

     The following representations and warranties shall be deemed to be given to ARC by VUSA and, where specifically indicated, by the Company, on the date first above written and on the date ARC elects payment in the form of Company common stock pursuant to Section 1.2(a):

                  (a) The Company and VUSA are each a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged and to enter into and perform its obligations under this Agreement. The Company and VUSA are each duly qualified and in good standing as a foreign corporation in each jurisdiction in which failure to so qualify would have a material adverse effect on its business, properties, or assets.

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                  (b) All necessary corporate proceedings of the Company and
         VUSA have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Company and VUSA. This Agreement has been duly authorized, executed, and delivered by the Company and VUSA, constitutes the legal, valid, and binding obligation of the Company and VUSA, and is enforceable as to it in accordance with its terms. The shares covered by the Warrant and Section 1.2(a) (except as provided in this Agreement, the Warrant Agreement, and applicable laws and regulations) have been reserved for issuance and are, and when issued shall be, duly authorized and, when issued pursuant to the terms of this Agreement and the Warrant Agreement, shall be duly and validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and the issuance of such shares will not violate any preemptive rights of stockholders. ARC (except as provided in this Agreement, the Warrant Agreement, and applicable laws and regulations) will receive good title to the shares, when issued, free and clear of all liens, charges, security interests, encumbrances, and voting trusts of every kind and nature whatsoever, other than those arising from the actions or failure to act of ARC. No stockholder approval is required for the Company to issue and deliver the Shares to be issued pursuant to this Agreement (except as provided in this Agreement, the Warrant Agreement, and applicable laws and regulations).

                  (c) No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority is required by the Company or VUSA for its execution, delivery, and performance of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or VUSA is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, or conflict with any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or VUSA or to which it or any of its businesses, properties, or assets are subject or any provision of Company or VUSA's certificate of incorporation or bylaws.

                  (d) As of March 31, 1998, the authorized capital of Company consists of (i) 75,000,000 shares of Common Stock, of which approximately 52,710,635 shares are issued and outstanding (and 606,277 held as treasury stock), and (ii) 1,000,000 shares of preferred stock, 3,350of which are issued and outstanding. All outstanding shares of capital stock are duly and validly issued, fully paid, and nonassessable.

                  (e) The Company has delivered to ARC a true and correct copy of the Company Annual Report on Form 10-K for the fiscal year ended June 30, 1997 as filed with the Securities and Exchange Commission (the "Commission"). The Company shall deliver to ARC, promptly as filed, a true and correct copy of each report filed by the Company with the Commission on Form 10-K, 10-Q, or 8-K (collectively, "SEC

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         Reports"), and shall deliver to ARC promptly as mailed a copy of all communications distributed to the holders of its Common Stock (collectively, "Stockholder Communications"). The foregoing obligations shall remain in effect so long as any shares remain to be issued pursuant to this Agreement.

                  (f) The Company has timely filed with the Securities and Exchange Commission ("SEC") all reports required to be filed under
         Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"). As of their respective dates, such reports complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no liability for any breach of the representation and warranty set forth in this sentence unless the Company commits a breach thereof by making with scienter any such untrue statement of a material fact or omitting with scienter to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) VUSA will ensure the compliance with all applicable laws, rules, regulations, and recommendations of the U.S. States Food and Drug Administration, Environmental Protection Agency, Occupational Safety and Health Administration, and any other federal, state, or local regulatory agency (collectively "Agencies") having jurisdiction over the manufacturing of Natural Alpha Interferon; provided, that violations of laws, rules, regulations, and recommendations shall not be deemed a breach of this warranty or cause for termination by ARC unless such violations (i) are cited by such Agencies as posing a material and continuing threat to the public health, and (ii) are not promptly remedied by VUSA in a time and manner satisfactory to such Agencies.

     6. TERMINATION

     6.1 TERM OF AGREEMENT. The initial term of this Agreement shall be for fifteen (15) years from the Effective Date.

                  (a) During the seventh year of this Agreement, any party may terminate it with or without cause upon delivery to the other parties of written notice at least ninety (90) days before the seventh anniversary date, in which case it shall be terminated on, but no earlier than, the seventh anniversary of the Effective Date.

                  (b) If the Agreement is not terminated on its seventh anniversary, then the Agreement shall automatically be extended through its eleventh anniversary.

                  (c) Upon the eleventh anniversary of the Effective Date, and for each year thereafter, this Agreement shall automatically renew, without limitation, for successive one (1) year periods unless a party delivers to the other parties written notice at least

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         ninety (90) days before the subsequent anniversary date that it will not renew the Agreement.

                  (d) Six months prior to the end of the initial Supply Period, the parties agree to negotiate in good faith prices, discounts, rebates and quantities for the subsequent Supply Period. Notwithstanding anything to the contrary herein, no party shall be obligated in any manner whatsoever to agree on any particular terms for prices discounts, rebates or quantities for the subsequent Supply Period, other than the terms that such party in its sole commercial discretion deems acceptable, which may take into account, among other considerations, the performance of the other parties under this Agreement, the availability of and terms obtainable from alternative vendors and suppliers, and future requirements and available supply. A failure by the parties to agree upon price, discounts, rebates or quantities for prior to the first two calendar quarters of the Supply Period for which such negotiations apply shall not serve to negate, modify or terminate this Agreement. If the parties fail to agree upon the prices, discounts, rebates and quantities for the subsequent Supply Period prior to the beginning of Supply Period, then all rights and obligations of the parties under this Agreement (except for the confidentiality and quality assurance provisions and the payment of any amounts or rebates due under this Agreement), shall be temporarily suspended on a quarterly basis until such time as the parties agree to such terms; provided, that if the parties do not reach a definitive and complete agreement on the supply terms for the subsequent Supply Period prior to the end of the second calendar quarter of such Supply Period then this Agreement shall at the election of and notice by either party become immediately terminated.

     6.2 RIGHTS TO TERMINATE. This Agreement may be terminated prior to the scheduled end of the Term by a party (the "terminating party") as follows, by notice as provided in Section 6.1:

                  (a) by any party, if another party breaches in any material respect any of its material obligations or warranties under this Agreement and such breach, if capable of being cured, shall not have been cured within 90 days after notice of such breach to the breaching party from the terminating party or, if such breach is capable of being cured but not within such 90-day period, then within such period as is reasonably necessary to effect a cure so long as the breaching party diligently pursues such cure during such extended period; or

                  (b) by any party upon the entry of a decree or order by a court having jurisdiction adjudging the other party a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of such other party, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by such other party of a voluntary case under any such law, as now or hereafter constituted, or the consent by it to the institution of

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         bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any such law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official of it or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such other party in furtherance of any such action; or

                  (c) termination of the Agreement is required for ARC to (i) comply with its Congressional Charter, or (ii) maintain its status as a tax exempt entity; or (iii) comply with the regulations or lawful orders of the U.S. FDA.

     6.3 NOTICE OF TERMINATION. Notice of termination in accordance with Section
6.2 may be given by the terminating party, in the case of termination in accordance with (i) Section 6.2(a), at any time after the end of the period during which the other party has the right to cure the breach giving rise to such right of termination and provided such breach has not been cured at the date of the giving of such notice or (ii) Section 6.2(b), at any time after occurrence of the event giving rise to such right of termination.

     6.4 CONTESTED TERMINATION. If a party shall give notice of termination of this Agreement pursuant to Section 6.3 and the other party shall, within five days of receipt of such notice, commence legal proceedings contesting the terminating party's right to so terminate this Agreement, the parties shall continue to perform under this Agreement until the resolution of such controversy.

     6.5 EFFECT OF TERMINATION. Termination, expiration, cancellation, or abandonment of this Agreement through any means or for any reason shall not relieve the parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement. The obligations of the parties in Sections 1.2(b), 1.2(c), 1.5, 2 (with respect to product which has been delivered to or ordered by VUSA under this Agreement), 3, 4 (with respect to continuing obligations), 5.1(c), 5.1(d), 5.2(e), 6.4, 7, 8, and 9 shall survive any termination or expiration of this Agreement. The rights and obligations of the parties under the Warrant Agreement and under the Registration Rights Agreement in the event of any suspension, termination, expiration or non-renewal of this Agreement, loss of preferential rights hereunder, shall be as set forth in those agreement respectively.

     7. INDEMNIFICATION

     7.1 INDEMNIFICATION BY VUSA AND COMPANY. Irrespective of any due diligence investigation conducted by ARC or any of its representatives with regard to the transactions contemplated hereby, VUSA, and the Company so long as VUSA is an Affiliate of the Company (provided that the Company's indemnification, defense and hold harmless

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obligations shall continue with respect to any Loss to the extent that it arises out of events, acts or omissions occurring prior to the date VUSA ceases to be an Affiliate of the Company), agrees to indemnify, defend, and hold ARC and its directors, officer, employees, volunteers, agents and Affiliates (collectively "ARC Indemnitees") harmless from and against any and all liabilities, obligations, damages, losses, demands, claims, actions, causes of action, deficiencies, costs, penalties, interest and expenses (including, without limitation, reasonable expenses of investigation and fees and disbursements of counsel and other professionals) (all collectively, "Losses"), which such ARC Indemnitees may incur, suffer, become liable for, or which may be asserted or claimed against them, to the extent that such Losses are a result of--

                  (a) any misrepresentation or breach of warranty made in this Agreement by VUSA or the Company; or

                  (b) the failure of VUSA or the Company to comply with any of the covenants or other agreements of VUSA or the Company contained in this Agreement; or

                  (c) any claims of misappropriation or infringement of any patent, copyright, trademark, service mark, trade name, trade secret or similar proprietary rights in any way relating to the Specifications, Omniferon, or other product manufactured from the Buffycoats, and which is brought against the ARC Indemnitee because of this Agreement and not because of such ARC Indemnitee separate acts; or

                  (d) the use, manufacture, production, advertising, sale, offer for sale, transfer or other disposition of relating to Omniferon, or any other product manufactured from the Buffycoats pursuant to this Agreement, and which is brought against the ARC Indemnitee because of ARC's supply of Buffycoats under this Agreement and not because of such ARC Indemnitee separate acts; or

VUSA and the Company shall not be obligated to indemnify, defend or hold the ARC Indemnitees harmless for any Claims to the extent that such Claims are caused by or arises out of any wrongful or negligent act or omission of ARC or its directors, officers, agents, volunteers or employees, including without limitation the failure of the Buffycoats provided under this Agreement to conform with the Specifications or their breach of this Agreement or the ARC warranties.

     7.2 INDEMNIFICATION BY ARC. Irrespective of any due diligence investigation conducted by VUSA and the Company or any of their representatives with regard to the transactions contemplated hereby, ARC agrees to indemnify, defend, and hold VUSA, and the Company so long as VUSA is an Affiliate of the Company (provided that the ARC's indemnification, defense and hold harmless obligations to the Company shall continue with respect to any Loss to the extent that it arises out of events, acts or omissions occurring prior to the date VUSA ceases to be an Affiliate of the Company), and their respective directors, officer, employees, agents and Affiliates (collectively "VUSA/Company Indemnitees") harmless from and against any and all Losses (as such term is defined in Section 7.1), which such VUSA/Company Indemnitees may incur, suffer, become liable for, or which may be asserted or claimed against them, to the extent that such Losses are a result of a result of--

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                  (a) any misrepresentation or breach of warranty made in this
         Agreement by ARC; or

                  (b) the failure of ARC to comply with any of the covenants or other agreements of ARC contained in this Agreement or any certificate of analysis provided under 2.1(a).

ARC shall not be obligated to indemnify, defend or hold the VUSA or Company Indemnitees harmless for Claims to the extent that such Claims are caused by or arise out of a wrongful or negligent act or omission of VUSA or the Company or their directors, officers, agents, or employees, including without limitation, their failure to take action upon receipt of a notice by ARC of positive test results, or their breach of this Agreement or the VUSA or Company warranties, but excluding any negligence or fault by VUSA/Company Indemnitees in failing to detect or determine that a shipment of Buffycoats fails to conform with Specifications.

     7.3 RELATIONSHIP WITH THE REGISTRATION RIGHTS AGREEMENT. Each party agrees that with respect to any litigation or claim covered by the indemnifications in the Registration Rights Agreement, attached to and incorporated into this Agreement as Exhibit 4b, the Registration Rights Agreement shall govern and not this Section 7. Each party agrees that with respect to any litigation or claim not covered by the indemnifications in the Registration Rights Agreement, this
Section 7 shall govern and not the Registration Rights Agreement.

     7.4 INSURANCE. ARC and, collectively, the Company and VUSA shall maintain during the Term of this Agreement the following policies of insurance (the "Policies") in the amounts specified:

                  (a) (1) Commercial general liability insurance in an amount of at least $5,000,000. (2) Professional Liability Insurance in an amount not less $5,000,000 specifically insuring claims arising from performance of services as defined in this Agreement and related material, including but not limited to, coverage for all expenses including attorney's fees, incurred in the investigation, negotiation, arbitration, and defense of any suit or claim for damages including lost earnings of the other party. The parties agree that in the case of the Company and VUSA the obligation to obtain such Professional Liability Insurance shall be satisfied by their obtaining and maintaining the Clinical Trials Liability and Products Liability policies as set forth under 7.4(b); provided that such policies cover claims arising from errors and omissions of the Company and VUSA in the design, manufacture and testing of their products. (3) Auto Liability policy in an amount not less than $300,000. (4) Worker's Compensation coverage covering each party's own employees with statutory limits for each jurisdiction where the work required under this Agreement is performed (including monopolistic states if any work is to be performed in one or more of them) and an employer's liability policy with at least the following limits: $250,000 per accident; $500,000 per disease, and $250,000 disease (each employee).

                  (b) VUSA also shall maintain during the Term of this Agreement the following policies: (i) Upon initiation and during the conduct of human clinical studies using

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


         products manufactured from Buffycoats, either a Products Liability or Clinical Trials Liability Policy specifically insuring claims for bodily injury, death, or property damage arising from development and clinical testing of any products manufactured from the Buffycoats in an amount not less than $5,000,000 per occurrence and in the aggregate.
         (ii) Upon initiation of commercial manufacture, distribution or sale (whichever first occurs) of products manufactured from Buffycoats and thereafter, VUSA shall maintain a Products Liability Policy in an amount not less than $10,000,000. The policies required to be maintained under this Section 7.4(b) shall name ARC as an Additional Insured and specifically insure claims for bodily injury, death or property damage arising from the development, creation, manufacture, distribution or use of any product made, in whole or in part, with Buffycoats, including, but not limited to, Omniferon.

                  (c) Each party shall, at its sole expense, keep in force policies of insurance in the amounts as specified and as required by statute with carriers reasonably satisfactory to the other, and will be written as primary policy coverage and not contributing with, or in excess of any coverage which the other party shall carry with respect to the work of each party under this Agreement. Certificates of insurance evidencing all of the above coverages and conditions (types and amounts) shall be produced upon written request and shall remain in full force and effect during the Term of this Agreement. Each party's certificate(s) of insurance shall provide for not less than Thirty-
         (30) days written notice, of cancellation, non-renewal or reduction in terms and conditions that are required herein, to the other party. ARC acknowledges and agrees that the Policies held by VUSA and/or the Company satisfy their obligations under this Section 7.4 to the extent they provide ARC with Certificates of insurance for such Policies and ARC does not object within a reasonable period of time from the date of delivery.


     8. COMPANY GUARANTEE OF VUSA OBLIGATIONS.

     As an inducement to ARC to enter into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, until such time as VUSA is not an Affiliate of the Company, the Company hereby agrees to unconditionally guaranty the obligations of VUSA under Sections 1.2 and 7. The obligations of the Company under this Section 8 may be enforced directly against the Company upon any default by VUSA, and without regard to any choice of other remedy which may be selected. Notwithstanding anything to the contrary in the Agreement or otherwise, the parties hereby agree that the Company's obligations under or in relation to the Agreement shall only extend to those obligations guaranteed by the Company under this Section 8 and such other obligations that are specifically and expressly stated in this Agreement as undertakings or warranties by the Company on its own behalf.

     9. MISCELLANEOUS

     9.1 PAYMENTS. All cash payments to be made hereunder shall be made by check or wire transfer. In the event a party shall reasonably dispute any amounts claimed to be owed

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hereunder, such amounts shall not be deemed due until such dispute is resolved, but any amounts not in dispute shall be deemed due.

     9.2 FURTHER ACTIONS. At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     9.3 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9.3). Any notice or other communication given by certified mail shall be deemed given five days after the time of mailing thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9.3 shall be deemed given at the time of receipt thereof. Notices shall be provided to the following persons and addresses, subject to changes properly notified by the party making such change to the other parties:

THE AMERICAN NATIONAL RED
CROSS BIOMEDICAL SERVICES

1616 N. Fort Myer Dr.
Rosslyn, VA  22209
ATTN: Mr. Brian McDonough,
Chief Operating Officer
Telephone No:  703-312-5642
Fax No.:  703-312-5848

VIRAGEN, INC.                                      VIRAGEN U.S.A., INC.

865 SW 78th Avenue, Suite 100                      865 SW 78th Avenue, Suite 100
Plantation, FL  33324                              Plantation, FL  33324
ATTN: Gerald Smith,                                ATTN: Charles F. Fistel,
  President                                          Executive Vice President
Telephone No:  954-233-8746                        Telephone No: 954-233-8746
Fax No.:  954-233-1412                             Fax No.:  954-233-1412

     9.4 PARTIES IN INTEREST. Subject to the limitations on assignment in
Section 9.8, this Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of each party hereto, their subsidiaries, and any successors in interest by reason of any business combination, reorganization or otherwise. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person (including any Affiliate of a

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


party, except to the extent specifically provided otherwise herein) any rights, benefits, obligations or remedies of any nature whatsoever under or by reason of this Agreement.

     9.5 LIMITATIONS ON LIABILITY. In no event shall any party hereto have any liability, whether based on contract, tort (including, without limitation, negligence), or any other legal or equitable grounds, for any loss of interest, profit or revenue by any other party hereto or of any consequential, indirect, special, punitive or exemplary damages suffered by any other party hereto.

     9.6 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     9.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party; provided, that (a) the rights but not obligations of any party herein may be assigned to one or more of such party's Affiliates, (b) either party may cause any Affiliate to perform on its behalf any of such party's obligations, and (c) either party may assign all of its rights and obligations to any purchaser of all or substantially all of the assets of the part of such party's or its Affiliates' business which relates to the subject of this Agreement. No assignment shall relieve either party of responsibility for the performance of any accrued obligation which such party then has hereunder.

     9.9 MODIFICATION. This Agreement and the Schedules hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     9.10 SEVERABILITY & INTEGRATION. If any term or provision of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be valid, illegal, or unenforceable, had never been contained herein. This Agreement, together with its Exhibits, are intended to be the final and full agreement between the parties, and supersedes all prior discussions, negotiations, agreements, letters of intent, term sheets, heads of agreements and other written, oral and other communications; provided that all obligations under the "Confidentiality Agreement," dated January 24, 1996 between VUSA and ARC, shall be deemed to be continued and merged into the obligations under this Agreement.

     9.11 WAIVER. Any waiver by either party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement, whether of the same or different nature or

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circumstance. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. The provision hereunder of one or remedies, shall be additive to all other remedies available to the parties under this agreement or applicable law, and the exercise of such remedy shall not limit a party in seeking or obtaining such other a remedies. Any waiver must be in writing signed by a person who is authorized by the party making such waiver to execute such document.

     9.12 JURISDICTION. Each of the parties hereby irrevocably consents to the jurisdiction of the courts of the State of Florida or the Commonwealth of Virginia and of any federal court located in such State or Commonwealth in connection with any action or proceeding arising out of or relating to this Agreement or a breach of this Agreement. All disputes under this Agreement shall be determined in accordance with Virginia law; provided, that disputes pertaining securities, corporate governance and any rights or obligations relating to the stock or warrants of VUSA or the Company shall be determined under Delaware, and, where applicable, Federal law. The party materially and substantively prevailing in any litigated or arbitrated dispute is entitled to award of its costs, including the fees and expense of attorneys and other professionals, in connection with litigating such dispute. No provision of this Agreement shall be construed against any party by reason of that party having drafted the same.

     9.13 PUBLIC ANNOUNCEMENTS. Neither party shall issue any press release or otherwise make any public statement with respect to this Agreement or any of the transactions contemplated hereby without first consulting with and (unless such press release or statement is required by applicable law or the requirements of any listing agreement with any applicable stock exchange or inter-dealer quotation system, or other requirement to identify its suppliers of human leukocytes) obtaining the consent of the other party, which consent shall not be unreasonably withheld.

     9.14 NO USE OF RED CROSS NAME/EMBLEM OR OTHER MARKS. The Company and VUSA recognizes that the "American Red Cross" name and emblem represents ARC's most valuable assets and that substantial recognition and goodwill is associated with this name, emblem and other various trademarks and service marks of ARC. The Company, and VUSA shall not use the "American Red Cross" name, emblem or any other trademarks or service marks of ARC without the prior written authorization from ARC. Nothing in this Agreement, exclusive of Section 9.13 with respect to the name "American Red Cross" or "ARC", constitutes such authorization.

     9.15 INDEPENDENT CONTRACTORS. Each Party is performing its duties hereunder an independent contractor and vendor-customer, and nothing herein shall create any association, affiliation, partnership or joint venture or other relationship between the parties hereto or any employer-employee relationship.

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     9.16 LIMITATIONS. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THERE ARE
NO OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

THE AMERICAN NATIONAL RED                                 VIRAGEN U.S.A., INC.
CROSS BIOMEDICAL SERVICES

By:   /s/ Niall Conway               By:   /s/ Charles Fistel
      Niall Conway                         Charles Fistel
      Vice President, Manufacturing        Executive Vice President

Date: August 19, 1998                Date: August 18, 1998
      ---------------                ---------------------
                                     VIRAGEN, INC.
                                     ONLY AS TO BE BOUND BY THE OBLIGATIONS
                                     SPECIFICALLY APPLICABLE TO VIRAGEN, INC.
                                     UNDER SECTIONS 1.3, 5.2,7.1, 7.4 & 8

                                     By:   /s/ Gerald Smith
                                           Gerald Smith
                                           President

                                     Date: August 18, 1998

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